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                                                                EXHIBIT 10.12
















                           THE CNA SURETY CORPORATION
                         REPLACEMENT STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                  PAGE
1.       Purpose ...............................................................   1

2.       Definitions ...........................................................   1

3.       Scope of the Plan .....................................................   3
         (a) Number of Shares Available Under Plan .............................   3
         (b) Expired or Terminated Options not Available .......................   4
         (c) Treasury Stock ....................................................   4

4.       Administration ........................................................   4
         (a) Committe Administration ...........................................   4
         (b) Board Reservation and Delegation ..................................   4
         (c) Committee Authority ...............................................   4
         (d) Committee Determinations Final ....................................   5

5.       Eligibility ...........................................................   5

6.       Replacement Options ...................................................   5
         (a) In General ........................................................   5
         (b) Grant of Replacement Options ......................................   6

7.       Non-transferability ...................................................   6

8.       Exercise of Replacement Options .......................................   6

9.       Withholding Taxes .....................................................   7
         (a) Mandatory Withholding .............................................   7
         (b) Elective Share Withholding ........................................   7

10.      Termination of Affiliation ............................................   8
         (a) Non-vested Options ................................................   8
         (b) Vested Options ....................................................   8

11.      Securities Law Maters .................................................   9

12.      No Funding Required ...................................................   9

13.      No Employment Rights ..................................................   9

14.      Rights as a Stockholder ...............................................   9


                                      -i-





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                              TABLE OF CONTENTS
                              ------------------
                                 (continued)




                                                                                PAGE
15.      Nature of Payments . . . . . . . . . . . . . . . . . . . . . . . .       9

16.      Non-Uniform Determinations . . . . . . . . . . . . . . . . . . . .      10

17.      Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

18.      Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . . .      10

19.      Termination of the Plan  . . . . . . . . . . . . . . . . . . . . .      10

20.      No Illegal Transactions  . . . . . . . . . . . . . . . . . . . . .      10

21.      Controlling Law  . . . . . . . . . . . . . . . . . . . . . . . . .      11

22.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
















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         The Plan.  The CNA Surety Corporation (the "Company") hereby establishes the CNA Surety Corporation Replacement Stock Option Plan (as set forth herein and from time to time amended, the "Plan"), to be effective on the Merger Date, as defined hereinafter (the "Effective Date").

       1. Purpose. The Plan has been adopted by the Board of Directors of the Company, subject to the approval by Continental Casualty Company as the sole shareholder of the Company. The purpose of the Plan is to provide continuation of benefits and opportunities provided to former participants of the Capsure Holdings Corp. Amended and Restated 1990 Stock Option Plan through incentive stock options and nonqualified stock options granted thereunder, which benefits and opportunities were lost, terminated or cancelled (with or without consent of the grantee) as a result of the Merger, as hereinafter defined, by providing for the grant of substitute options hereunder.

       2.     Definitions.

         As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Capsure" means Capsure Holdings Corp., a Delaware Corporation prior to the Merger.

         (c) "Capsure Grantee" means any individual who was granted a Capsure Option prior to the Merger Date.

         (d) "Capsure Option" means any ISO or NQSO granted pursuant to the provisions of the Capsure Plan.

         (e) "Capsure Plan" means the Capsure Holdings Corp. Amended and Restated 1990 Stock Option Plan, as amended.

         (f) "Committee" means the committee of the Board appointed pursuant to Article 4.

         (g)  "Company" means CNA Surety Corporation, a Delaware corporation.

         (h) "Effective Date" means the date described in the first paragraph of the Plan.

         (i) "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

              (i) if the security is listed for trading on the New York Stock Exchange, the mean between the high and low prices of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

              (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NM"), the closing price, regular way, of the security on such exchange or NASDAQ/NM, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

              (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

              (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NM or NASDAQ, the fair market value of the security as determined in good faith by the Committee.

         (j) "Grant Date" means, except as provided in Article 6, the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

         (k)  "Grantee" means an individual who has been granted an Option.

         (l) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

         (m) "ISO" means an incentive stock option, as described in Section 422 of the Internal Revenue Code.

         (n) "Merger" means the merger of Capsure with and into Surety Acquisition Company, a wholly owned subsidiary of the Company ("Acquisition"), pursuant to a Reorganization Agreement, dated as of December 19, 1996 and amended as of July 14, 1997, by and among Capsure, the Company and Acquisition.

         (o) "Merger Date" means the date as of which the Merger shall be effected.

         (p)  "1934 Act" means the Securities Exchange Act of 1934, as amended.





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         (q)  "NQSO" means a non qualified stock option.

         (r) "Option" means an ISO or NQSO (as those terms are defined above) granted pursuant to the provisions of the Plan.

         (s) "Option Agreement" means the written agreement by which an Option is evidenced.

         (t) "Option Price" means the per share purchase price of Stock subject to an option.

         (u)  "Plan" has the meaning set forth in the introductory paragraph.

         (v)  "SEC" means the Securities and Exchange Commission.

         (w) "Section 16 Grantee" means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the 1934 Act.

         (x) "Stock" means common stock of the Company, par value $0.01 per share.

         (y) "Subsidiary" means a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition.

         (z) "Termination of Affiliation" occurs as of the first day on which an individual is for any reason no longer providing services for the Company or any of its Subsidiaries in the capacity of an employee, director or consultant, or with respect to an individual who is an employee, director or consultant of a Subsidiary, the first day on which the Company no longer, directly or indirectly, owns voting securities possessing at least 50% of the aggregate Voting Power of such Subsidiary.

         (aa) "Voting Power" of a corporation or other entity means the combined voting power of the then-outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors.

       3.     Scope of the Plan.

         (a) Number of Shares Available Under Plan. An aggregate number of shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Options equal to the number of shares of Stock determined pursuant to Article 6(b)(i) to be required to replace Capsure Options; provided that in no event shall the aggregate number of such shares of Stock exceed three million (3,000,000) shares of Stock. Shares of Stock delivered on account of the exercise of Options hereunder shall serve to reduce, share for share, the number of shares of Stock available for delivery on account of the exercise of awards under the CNA Surety Corporation 1997 Long-Term Equity Compensation Plan.





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Subject to the foregoing limits, shares of authorized but unissued Stock or shares of Stock held as treasury shares by the Company may be used for or in connection with Options.

         (b) Expired or Terminated Options not Available. If and to the extent an Option shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, regardless of whether, in either case, the Grantee enjoyed any of the benefits of stock ownership, the shares of Stock associated with such Option shall NOT become available for other Options.

         (c) Treasury Stock. The Committee shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Options.

       4.     Administration.

         (a) Committee Administration. Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than three persons who are appointed by the Board, who are directors of the Company and not employees of the Company or any of its affiliates. Membership on the Committee shall be subject to such limitations (including, if appropriate, a change in the minimum number of members of the Committee) as the Board deems appropriate to permit transactions pursuant to the Plan to be (1) exempt from potential liability under Section 16(b) of the 1934 Act, and Rule 16b-3 pursuant thereto, and (2) exempt from limitations on deductibility under
Section 162(m) of the Internal Revenue Code.

         (b) Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Options to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or such other committee, as the case may be.

         (c) Committee Authority. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

              (i) to grant Options on or after the Merger Date as described in Article 6;

              (ii)        to determine when Options may be granted;

              (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

              (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, rules with respect to the exercisability and nonforfeitability of Options upon the Termination of Affiliation of a Grantee;

              (v) to determine the terms and provisions of the Option Agreements, which need not be identical and, with the consent (to the extent required by the Plan) of the Grantee, to modify any such Option Agreement at any time;

              (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Option;

              (vii) to make such adjustments or modifications to Options to any Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and

              (viii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Options as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, without limitation, limiting the percentage of Options which may from time to time be exercised by a Grantee.

         The Committee shall have full and final authority to authorize any action or make any determination as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan, including to correct any defect, supply any omission and reconcile any inconsistency between the Plan and the Capsure Options the Plan is intended to replace.

         (d) Committee Determinations Final. The determination of the Committee on all matters relating to the Plan or any Option Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

       5. Eligibility. Options shall be granted to any employee (including any officer), director or consultant of the Company or any of its Subsidiaries to replace any options granted to such current, former or deceased employee, director or consultant under the Capsure Plan which were terminated or cancelled (with or without the consent of the Grantee) in connection with the Merger.

       6.     Replacement Options.

         (a) In General. In accordance with its powers under the Plan, the Committee shall grant replacement Options, in accordance with this Article 6, to preserve those opportunities and benefits of Capsure Grantees which were terminated or cancelled in connection with the Merger.





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


         (b) Grant of Replacement Options. Subject to Article 3(a), the Committee shall grant Options ("Replacement Options") under the Plan to each Capsure Grantee who holds unexercised Capsure Options (whether or not nonforfeitable) on the Merger Date; provided that such Capsure Grantee's right to exercise any Capsure Options has been forfeited or cancelled in connection with the Merger.

              (i) The number of shares of Stock for which each Replacement Option is exercisable shall be equal to the number of shares of Capsure common stock which were subject to the Capsure Option which such Replacement Option replaces.

              (ii) The Option Price for each Replacement Option shall be equal to the option price of the Capsure Option which such Replacement Option replaces.

              (iii) Each Replacement Option shall have, and the Committee shall have the authority to cause it to have, the same terms and conditions as, and not give the Grantee any benefits he did not have under, the Capsure Option which such Replacement Option replaces; provided, however, that (I) the period of time during which the Replacement Option may be exercised by an employee, director or consultant who, in the Committee's determination, has a Termination of Affiliation in connection with the Merger shall be the lesser of one year from the Merger Date or the remaining period during which the Capsure Option which such Replacement Option replaces would have been exercisable had the Merger not occurred; and (II) no Replacement Option will carry stock appreciation rights.

       7. Non-transferability. Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution, and may be exercised, during the Grantee's lifetime, only by the Grantee.

       8. Exercise of Replacement Options. Subject to Articles 4 and 6, and to the terms of the Option Agreement:

         (a) Each Replacement Option granted to replace a Capsure Option shall be exercisable in one or more installments.

         (b) Replacement Options shall not be exercisable for twelve months following a hardship distribution that is subject to Treasury Regulation
Section  1.401(k)-1(d)(2)(iv)(B)(4).

         (c) Each Replacement Option shall be exercised by delivery to the Company of written notice (in such form as may be required by the Committee) of intent to purchase a specific number of shares of Stock subject to the Replacement Option.

         (d) The Option Price of any shares of Stock as to which a Replacement Option shall be exercised shall be paid in full at the time of the exercise. A Replacement Option shall be deemed exercised on the date such notice and payment are received by the Company.





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


Payment may be made in either one or any combination of the following, as provided in the Option Agreement:

              (i)         in United States dollars, in cash or by check;

              (ii) in shares of Stock held for at least six months, valued at the Fair Market Value on the date of exercise;

              (iii)       a combination of (A) and (B) above; or

              (iv)        by other means which the Committee may determine.

         Shares of Stock acquired by a Grantee on exercise of a Replacement Option shall be delivered to the Grantee or, at the request of the Grantee, shall be credited directly to a brokerage account specified by the Grantee.

       9.     Withholding Taxes.

         (a) Mandatory Withholding. Whenever, under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Option or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

         (b)  Elective Share Withholding.

              (i) To the extent provided under the terms of the Capsure Option which it replaces, and subject to the prior approval of the Committee and to Article 9(b)(ii) below, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Option (a "Taxable Event") having a Fair Market Value equal to

                 (A) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

                 (B) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's federal, state and local tax liability with respect to the Taxable Event.

              (ii) Each Share Withholding election by a Grantee shall be subject to the following restrictions:





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



                 (A) any Grantee's election shall be subject to the Committee's right to revoke its approval of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so at the time of its approval;

                 (B) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

                 (C)      the Grantee's election shall be irrevocable.

     10.      Termination of Affiliation.

         (a) Non-vested Options. Except as otherwise provided in Section 6(b)(iii)(I), in the event that a Grantee has a Termination of Affiliation for any reason, any Options he holds as of such Termination of Affiliation shall terminate and be null and void to the extent they are not immediately exercisable on the date of Termination of Affiliation.

         (b)  Vested Options.  Except as otherwise provided in Section
6(b)(iii)(I):

              (i) In the event that a Grantee has a Termination of Affiliation by reason of voluntary retirement with the consent of the Company, death or disability ("Retirement"), (i) any Option which is a NQSO and which was otherwise exercisable on the date of such Retirement shall expire if not exercised within a period of one year after the date of Retirement; and (ii) any Option which is an ISO and which was otherwise exercisable on the date of Retirement shall expire unless exercised within a period of three months (or, in the event the Termination of Affiliation was by reason of death or permanent and total disability within the meaning of Treasury Regulations Section 14a. 422A-1(A-2(b)), within a period of one year) after the date of Retirement.

              (ii) In the event that a Grantee has a Termination of Affiliation by reason of discharge, removal, resignation or retirement without the consent of the Company ("Termination"), any Options or unexercised portions thereof which were otherwise exercisable on the date of such Termination shall expire unless exercised within a period of three months after the date of Termination;

              (iii) Notwithstanding Sections 10(b)(i) and (ii), in the event that a Grantee has a Termination of Affiliation which is determined by the Committee to be for cause, all Options held by the Grantee at the time of such Termination of Affiliation for cause which were granted as replacements for Capsure Options granted on or after March 27, 1996 shall expire as of the effective date of such Termination of Affiliation for cause.





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


         Notwithstanding anything to the contrary herein, in the case of any Retirement or Termination, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case or cases for the immediate exercisability of Options which would not otherwise be immediately exercisable on the date of such Retirement or Termination, or for later expiration dates than are otherwise provided herein, upon such terms and conditions as the Committee determines to be appropriate. Except as provided in the preceding sentence, the foregoing provisions of this Article 10 shall not extend the unexpired term of any Option.

     11.      Securities Law Matters.

         (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

         (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or delivery of benefits pursuant to any Option would violate any applicable provision of (i) federal or state securities law or regulations or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

     12. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan.

     13. No Employment Rights. Neither the establishment of the Plan nor the granting of any Option shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) alter in any manner the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     14. Rights as a Stockholder. A Grantee shall not, by reason of any Option, have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Option until such Stock has been delivered to him.

     15.      Nature of Payments.   Any and all grants, payments of cash, or
deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     16. Non-Uniform Determinations. The Committee and the Board may make non-uniform determinations under the Plan and may make determinations selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Option Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Options, and (c) the treatment, under
Article 10, of Terminations of Affiliation.

     17. Adjustments. Subject to Article 6, the Committee shall make equitable adjustment of

              (a)  the aggregate numbers of shares of Stock available under
Article 3(a),

              (b)  the number of shares of Stock covered by an Option,

              (c)  the Option Price,

              (d)  all other appropriate matters,

to reflect any stock dividend, stock split, reverse stock split, stock split up, share combination, recapitalization, reclassification, reorganization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event of or by the Company.

     18. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Stock pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act, (b) to permit the Company to deduct, in computing its income tax liability pursuant to the provisions of the Internal Revenue Code, compensation resulting from Options, or (c) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

     19.      Termination of the Plan.  The Plan shall terminate on the tenth
(10th) anniversary of the Effective Date or at such earlier time as the Board may determine; provided that, any termination, whether in whole or in part, shall not affect any Option then outstanding under the Plan.

     20. No Illegal Transactions. The Plan and all Options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise Options or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     21. Controlling Law. The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     22. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.